UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2014 (April 9, 2014)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
On April 9, 2014, American Power Group Corporation, a Delaware corporation (the “Company”), held its 2014 Annual Meeting of Stockholders, at which directors were elected and shareholders ratified Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.'s appointment as the Company's independent auditors for the fiscal year ending September 30, 2014. In addition, the shareholders approved, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. The final voting results of each of these matters were as follows:

1. Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Maury Needham	19,404,945	447,878	18,606,790
Lyle Jensen	19,818,353	34,470	18,606,790
Lew Boyd	19,406,745	446,078	18,606,790

2. Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as independent auditors for fiscal year ending September 30, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,286,126	160,763	3,557,715	—

3. To hold and advisory vote on the compensation of the Company's named executive officers (the "say-on-pay"):

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,411,641	322,947	4,663,226	18,606,790

Item 7.01.	Regulation FD Disclosure

On April 9, 2014, the Company's Chief Executive Officer, Lyle Jensen, delivered a power point summary of accomplishments and informational items to shareholders at the Annual Meeting. The power point presentation is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The power point and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

1.	Power Point of American Power Group Corporation dated April 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: April 14, 2014